UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

Sun Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, N.J.	08360
(Address of principal executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (856) 691-7700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 2, 2014, Sun National Bank (the “Bank”), the wholly-owned banking subsidiary of Sun Bancorp, Inc. (the “Company”), entered into a Purchase and Assumption Agreement (the “Agreement”) with Sturdy Savings Bank (“Sturdy”), pursuant to which the Bank agreed to sell certain assets and assume certain liabilities relating to the Bank’s six offices in Cape May County, New Jersey, and one office in Atlantic County, New Jersey.  The assets include approximately $64 million in loans and the liabilities include deposits of more than $180 million as of May 31, 2014.  The Agreement provides for a purchase price equal to the sum of a deposit premium of 8.7655%, the aggregate net book value of the loans, and accrued interest on the loans acquired.

The Agreement contains certain customary representations, warranties, indemnities and covenants of the parties, and is subject to termination in certain circumstances.  The transaction is expected to be completed during the first quarter of 2015, subject to regulatory approvals and customary closing conditions.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 1.1 to this Form 8-K and incorporated herein by reference.  The Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms.  It is not intended to provide any other information about the Bank or the Company.  The covenants, representations and other terms contained in the Agreement were made only for purposes of that agreement and, in the case of representations and warranties, as of specific dates, may be subject to a contractual standard of materiality different from what a stockholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by or subject to certain disclosures and exceptions not reflected in the Agreement and generally were for the benefit of the parties to that agreement.  Investors should not rely on the representations, covenants or other terms or any description thereof as characterizations of the actual state of facts or condition of the Bank or the Company.  Moreover, information concerning the subject matter of the representations, covenants and other terms may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 2.1	Purchase and Assumption Agreement, dated as of July 2, 2014, between Sun National Bank and Sturdy Savings Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
(Registrant)

Date: July 9, 2014	By:	/s/ Thomas R. Brugger
		Name:	Thomas R. Brugger
		Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Purchase and Assumption Agreement, dated as of July 2, 2014, between Sun National Bank and Sturdy Savings Bank.